Exhibit 99.1

CDTi Announces First Quarter 2017 Financial Results

Oxnard, California – May 15, 2017 – Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, reported its financial results for the first quarter ended March 31, 2017.

Matthew Beale, CDTi’s CEO, stated, “We are making significant progress in transitioning CDTi to an advanced materials and specialty coating business model, the completion of which we expect by the end of 2017.  Following are the key initiatives we have undertaken:

•                 We began shipments under new private label agreements to several downstream partners in the North American heavy-duty market, achieving higher volumes in the quarter.  As these relationships mature over the next several quarters, CDTi’s contribution will increasingly reside in the provision of technology and high-value coating, driving higher margins and lower capital requirements.

•                 We entered into discussions with commercial and manufacturing partners to directly serve DuraFit™ customers and enable us to continue providing our key technology through coating the cores for that product line.

•                 We scheduled into 2017 the remaining shipments under our high-volume, low-value coating arrangement providing us the visibility to execute manufacturing overhead reductions as we exit that business.

•                 We entered into supply agreements with catalyst manufacturers in China to provide CDTi’s enabling technologies, which we anticipate will begin shipment in the second half of 2017.

“Once these initiatives are complete, we expect CDTi will be a scalable technology company with approximately $5.0 million in quarterly revenue, targeting 40% gross margins and approximately $2.0 million in quarterly operating expenses. While we will begin with less revenue than under our previous model, our improved margins and streamlined infrastructure support a significantly lower breakeven point – a very solid platform to support the ramp of our new powder business in 2018 and 2019.”

Financial Highlights: First Quarter 2017 compared to First Quarter 2016

•                 Total revenue was $8.2 million, compared to $9.7 million.

▪           Coated catalyst revenue was $4.7 million, compared to $6.5 million.

▪           Emissions control systems revenue was $3.3 million, compared to $3.0 million.

▪           Technology and advanced materials revenue was $0.2 million for both periods.

•                 Gross margin was 17%, compared to 28%. The decrease primarily reflects the launch of new private label programs in the North American heavy-duty aftermarket, the elimination of certain non-core product offerings, and an increase in the price of palladium, which impacted the company’s PGM liability.

•                 Total operating expenses in the first quarter of 2017 were $3.8 million, compared to $6.0 million in the first quarter of 2016. The decrease reflects the positive effects of the company’s cost reduction initiatives undertaken in 2016, offset by increased year-end accounting expenses. The company anticipates operating expenses will continue to decline in 2017, and will reach between $3.0 million and $3.5 million per quarter by the end of 2017.

•                 Net loss was $3.1 million, or $0.20 per share, compared to a net loss of $2.8 million, or $0.76 per share in the first quarter of 2016.

•                 Cash at March 31, 2017 was $2.4 million, compared to $7.8 million at December 31, 2016.

Tracy Kern, CDTI’s CFO, stated, “Our first quarter 2017 revenues declined year-over-year primarily due to the timing of shipments of our coated catalysts.  We made progress in our North American heavy-duty diesel technology provider strategy. As part of our private label agreements, our first shipments reflect a lower margin due to short-term introductory pricing. However, as volumes ramp through 2017, we expect margins to recover.”

Financial Outlook

Based on CDTi’s current business configuration as well as its first quarter results, the company continues to expect revenue to be between $32.0 million and $35.0 million and gross margin to be between 23% and 25%.  CDTi continues to target achieving breakeven on an income from continuing operations basis in the second half of 2017.

Conference Call and Webcast Information

CDTi will host a conference call and live webcast beginning at 2:00 p.m. Pacific Time today, May 15th to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 15954609. The conference call will be webcast live on the CDTi website at www.cdti.com under the “Investor Relations” section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 if dialing in internationally. The passcode is 15954609.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com

[Tables to follow]

CLEAN DIESEL TECHNOLOGIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash	$2,446	$7,839
Accounts receivable, net	4,971	5,398
Inventories	6,420	7,125
Prepaid expenses and other current assets	1,214	968
Total current assets	15,051	21,330
Property and equipment, net	1,086	1,158
Intangible assets, net	1,377	1,483
Deferred tax asset	560	554
Other assets	308	305
Total assets	$18,382	$24,830

Liabilities and stockholders’ equity
Current liabilities:
Line of Credit	$1,238	$1,458
Shareholder note payable	-	1,803
Accounts payable	4,429	5,979
Accrued expenses and other current liabilities	6,376	6,345
Income taxes payable	711	642
Total liabilities	$12,754	$16,227

Stockholders’ equity:
Common stock	157	157
Additional paid in capital	237,949	237,838
Accumulated other comprehensive (loss)	(6,319)	(6,329)
Accumulated deficit	(226,159)	(223,063)
Total stockholders’ equity	5,628	8,603
Total liabilities and stockholders’ equity	$18,382	$24,830

CLEAN DIESEL TECHNOLOGIES, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentage and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017		2016
Revenues
Coated catalyst	$4,669	57%	$6,543	67%
Emission control systems	3,342	41%	2,983	31%
Technology and advanced materials	203	2%	220	2%
Total revenues	8,214	100%	9,746	100%
Gross profit	1,434	17%	2,737	28%

Operating expenses:
Selling, general and administrative	2,726		3,400
Research and development	1,069		1,762
Severance and other charges	-		792
Total operating expenses	3,795		5,954
Loss from continuing operations	(2,361)		(3,217)
Other income (expense)
Interest expense	(103)		(392)
Loss on extinguisment of debt	(194)		-
(Loss) gain on change in fair value of liability-classified warrants	(338)		796
Other expense, net	(101)		(380)
Loss from operations before income taxes	(3,097)		(3,193)
Income tax benefit	(1)		(422)
Net loss	$(3,096)		$(2,771)

Basic and diluted EPS	$(0.20)		$(0.76)
Weighted shares outstanding	15,703		3,647